UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2020

AVADEL PHARMACEUTICALS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37977	98-1341933
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10 Earlsfort Terrace Dublin 2, Ireland, D02 T380	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 920 1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares* Ordinary Shares, nominal value $0.01 per share**	AVDL N/A	The Nasdaq Global Market

*American Depositary Shares may be evidenced by American Depositary Receipts. Each American Depositary Share represents one (1) Ordinary Share.

** Not for trading, but only in connection with the listing of American Depositary Shares on The Nasdaq Global Market.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On April 27, 2020, Avadel Pharmaceuticals plc (the “Company”) issued a press release to announce topline results from its Phase 3 REST-ON clinical trial for FT218. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Company also updated its corporate presentation for use in meetings with investors, analysts and others. A copy of the updated corporate presentation is furnished herewith as Exhibit 99.2 and incorporated herein by reference. The Company undertakes no obligation to update, supplement or amend the materials furnished herewith as Exhibit 99.2.

The information furnished under this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

FT218 Phase 3 Clinical Trial Topline Results

On April 27, 2020, the Company announced topline results from its Phase 3 REST-ON clinical trial of FT218, an investigational, once-nightly formulation of sodium oxybate for the treatment of excessive daytime sleepiness and cataplexy in patients with narcolepsy. The REST-ON trial is a randomized, double-blind, placebo-controlled study that enrolled 212 patients and was conducted in clinical sites in the United States, Canada, Western Europe and Australia. Patients who received 9g of once-nightly FT218 demonstrated a statistically significant and clinically meaningful improvement compared to placebo across the three co-primary endpoints of the trial: maintenance of wakefulness test, or MWT, clinical global impression-improvement, or CGI-I, and mean weekly cataplexy attacks. P-value was <0.001 for all three co-primary endpoints.

	Change from Baseline (Week 13)		FT218 Difference
	Once-nightly FT218 (9g)	Placebo	from Placebo
MWT[1]	10.82	4.69	LS Mean 6.13
CGI-I2	72	31.6	Odds ratio 5.56
Mean Weekly Cataplexy Attacks	-11.51	-4.86	LS Mean -6.65

[1]	Measured in minutes.
[2]	Measured by percentage of patients determined to be “much” or “very much” improved.

The Company observed the 9g dose of once-nightly FT218 to be generally well tolerated. Adverse reactions commonly associated with sodium oxybate were observed in a small number of patients and 3.9% of the patients who received 9g of FT218 discontinued the trial due to adverse reactions.

The Company also assessed the three co-primary endpoints in patients who received 7.5g of once-nightly FT218. Patients who received 7.5g of once-nightly FT218 also demonstrated statistically significant, clinically meaningful improvements compared to placebo for each of the three co-primary endpoints. P-value was <0.001 for all three co-primary endpoints.

	Change from Baseline (Week 13)		FT218 Difference
	Once-nightly FT218 (7.5g)	Placebo	from Placebo
MWT[1]	9.55	3.34	LS Mean 6.21
CGI-I2	62.6	22.8	Odds ratio 5.67
Mean Weekly Cataplexy Attacks	-9.98	-3.71	LS Mean -6.27

[1]	Measured in minutes.
[2]	Measured by percentage of patients determined to be “much” or “very much” improved.

Patients who received 6g of once-nightly FT218 also demonstrated statistically significant, clinically meaningful improvements compared to placebo for each of the three co-primary endpoints. P-value was <0.001 for all three co-primary endpoints.

	Change from Baseline (Week 13)		FT218 Difference
	Once-nightly FT218 (6g)	Placebo	from Placebo
MWT[1]	8.08	3.1	LS Mean 4.98
CGI-I2	40.1	6.1	Odds ratio 10.29
Mean Weekly Cataplexy Attacks	-7.42	-2.59	LS Mean -4.83

[1]	Measured in minutes.
[2]	Measured by percentage of patients determined to be “much” or “very much” improved.

Item 9.01.	Exhibits

(d)	Exhibits

99.1	Press release issued by the Company on April 27, 2020, furnished herewith.

99.2	Corporate presentation of Avadel Pharmaceuticals plc, dated April 27, 2020, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 27, 2020	AVADEL PHARMACEUTICALS PLC

	By:	/s/ Jerad G. Seurer
		Name:	Jerad G. Seurer
		Title:	Corporate Secretary